UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 21, 2013

Commission File Number	Exact Name of Registrant as Specified in its Charter, Address of Principal Executive Offices and Telephone Number	State of Incorporation	I.R.S. Employer Identification No

001-33072	SAIC, Inc.	Delaware	20-3562868
1710 SAIC Drive, McLean, Virginia 22102
(703) 676-4300

000-12771	Science Applications International Corporation	Delaware	95-3630868
1710 SAIC Drive, McLean, Virginia 22102
(703) 676-4300

N/A

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORM 8-K

Item 5.04.	Temporary Suspension of Trading Under Registrant’s Employee Benefit Plans.

On August 27, 2013, SAIC, Inc. (“SAIC”) sent a notice to SAIC’s directors and officers who are subject to Section 16 of the Securities Exchange Act of 1934, as amended, informing them of a blackout period (the “Blackout Period”) that is being imposed on participants in the SAIC Retirement Plan (to be re-named the Leidos Retirement Plan) and the New SAIC Retirement Plan (the “Plans”) as a result of the separation of SAIC into two independent companies and notifying them of the trading restrictions that apply to them during this Blackout Period. This notice was sent pursuant to Section 306 of the Sarbanes-Oxley Act of 2002 and the Securities and Exchange Commission’s Regulation BTR, which generally prohibits executive officers and directors of an issuer from engaging in transactions involving the issuer’s equity securities acquired in connection with their service or employment as director or executive officer during any blackout period. On August 21, 2013, the plan administrator delivered to SAIC notice pursuant to Section 101(i)(2)(E) of the Employee Retirement Income Security Act of 1974, as amended, regarding the trading restrictions relating to the Plans.

A copy of the notice to directors and executive officers, which includes the information specified in Rule 104(b) of Regulation BTR, is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit 99.1	Notice of Blackout Period to Directors and Executive Officers dated August 27, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, each Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

(Registrant)		SAIC, INC.

Date: August 27, 2013	By:	/s/ Vincent A. Maffeo
Vincent A. Maffeo
		Its:	Executive Vice President and General Counsel

(Registrant)		SCIENCE APPLICATIONS INTERNATIONAL CORPORATION

Date: August 27, 2013	By:	/s/ Vincent A. Maffeo
Vincent A. Maffeo
		Its:	Executive Vice President and General Counsel

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